Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-212738 on Form S-3 of The First Bancshares, Inc., of our report dated March 30, 2016, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of The First Bancshares, Inc., for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the prospectus.

/S/ T. E. Lott & Company

Columbus, Mississippi

August 23, 2016